Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893

Roy_Morrow@lincolnelectric.com

Investors Contact:  Earl L. Ward (216) 383-5067

Earl_Ward@lincolnelectric.com

Lincoln Electric reports 4Q’10 Sales increase of 22.0%;

4Q Operating income increase of 34.3% or 26.3%, as adjusted;

4Q EPS of $0.98 or $0.90, as adjusted

Fourth Quarter 2010 Highlights
▪ Sales were $564.3 million, an increase of 22.0% from the Fourth Quarter 2009
▪ Operating income increased 34.3% to $52.3 million from $39.0 million in the Fourth Quarter 2009
▪ Excluding special items, adjusted operating income increased 26.3% to $54.5 million from $43.2 million in the Fourth Quarter 2009
▪ Net income increased 70.5% to $41.5 million, or $0.98 per diluted share, from $24.3 million, or $0.57 per diluted share, in the Fourth Quarter 2009
▪ Excluding special items, adjusted net income increased 38.2% to $38.3 million, or $0.90 per diluted share, from $27.7 million, or $0.65 per diluted share, in the Fourth Quarter 2009

CLEVELAND, Ohio, U.S.A., February 18, 2011 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2010 net income of $41.5 million, or $0.98 per diluted share.  Sales were $564.3 million in the fourth quarter 2010 versus $462.4 million in the comparable 2009 period, an increase of 22.0%.  Operating income for the fourth quarter increased $13.4 million to $52.3 million, or 9.3% of sales, from $39.0 million in the comparable 2009 period.  Adjusted operating income in the quarter was $54.5 million, or 9.7% of sales.

- more -

Lincoln Electric Reports Fourth Quarter 2010 Financial Results

Net income for the fourth quarter 2010 was $41.5 million, or $0.98 per diluted share, compared with net income of $24.3 million, or $0.57 per diluted share, in the fourth quarter 2009.  Adjusted net income was $38.3 million, or $0.90 per diluted share, compared with $27.7 million, or $0.65 per diluted share, in the fourth quarter 2009.  The effective tax rate for the fourth quarter 2010 was 20.1%, or 29.1% as adjusted, compared with 40.1% in 2009.

“We are pleased with our operating results for the fourth quarter and full year 2010.  Our year over year sales continued to be strong and provides good momentum as we focus our attention to 2011,” said John M. Stropki, Chairman and Chief Executive Officer.

“Current demand levels are positive and we are seeing improvement in most market segments and geographic regions.  Our focus on new products, market share gains and productivity provides good upside for leverage as the global recovery continues into 2011.  Our strong financial position and dedicated workforce continue to provide the flexibility and focus to execute our long-term strategic objectives to the benefit of our customers, shareholders and employees.”

Net cash provided by operating activities was $53.3 million in the fourth quarter compared with $19.0 million for the comparable period in 2009.

Sales for 2010 were $2.1 billion versus $1.7 billion in 2009, an increase of 19.7%.  Operating income for 2010 increased $93.2 million to $186.4 million, or 9.0% of sales, from $93.2 million in 2009.  Adjusted operating income in 2010 was $189.2 million, or 9.1% of sales.

Net income for 2010 was $130.2 million, or $3.06 per diluted share, compared with net income of $48.6 million, or $1.14 per diluted share, for 2009.  Adjusted net income was $129.6 million, or $3.04 per diluted share, compared with $73.1 million, or $1.71 per diluted share, for 2009.  The effective tax rate for 2010 was 29.3%, or 31.6% as adjusted, compared with 43.7% in 2009.

Net cash provided by operating activities was $157.0 million in 2010 compared with $250.4 million in 2009.  The Company returned $87.1 million to shareholders through the payment of $47.4 million in dividends and the repurchase of $39.7 million of the Company’s shares for treasury during 2010.

- more -

Lincoln Electric Reports Fourth Quarter 2010 Financial Results

The Company’s Board of Directors declared a quarterly cash dividend of $0.31 per share, which was paid on January 14, 2011 to holders of record as of December 31, 2010.

Financial results for the fourth quarter 2010 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss the fourth quarter 2010 financial results is scheduled for today, Friday, February 18, 2011, at 10:00 a.m., Eastern Time. An audio webcast of the call is accessible through the Company’s website at http://www.lincolnelectric.com/InvestorWebcasts/.

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are merely a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 40 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric, its products and services, visit the Company’s website at http://www.lincolnelectric.com.

- more -

Lincoln Electric Reports Fourth Quarter 2010 Financial Results

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

#021811#

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

	Three Months Ended December 31,				Fav (Unfav) to Prior Year
	2010	% of Sales	2009	% of Sales	$	%
Net sales	$564,292	100.0%	$462,449	100.0%	$101,843	22.0%
Cost of goods sold	416,460	73.8%	327,951	70.9%	(88,509)	(27.0%)
Gross profit	147,832	26.2%	134,498	29.1%	13,334	9.9%
Selling, general & administrative expenses	93,321	16.5%	91,347	19.8%	(1,974)	(2.2%)
Rationalization and asset impairment charges	2,175	0.4%	4,177	0.9%	2,002	47.9%
Operating income	52,336	9.3%	38,974	8.4%	13,362	34.3%
Interest income	600	0.1%	682	0.1%	(82)	(12.0%)
Equity earnings in affiliates	487	0.1%	1,098	0.2%	(611)	(55.6%)
Other income	493	0.1%	1,248	0.3%	(755)	(60.5%)
Interest expense	(1,940)	(0.3%)	(1,974)	(0.4%)	34	1.7%
Income before income taxes	51,976	9.2%	40,028	8.7%	11,948	29.8%
Income taxes	10,467	1.9%	16,050	3.5%	5,583	34.8%
Effective tax rate	20.1%		40.1%		20.0%
Net income including noncontrolling interests	41,509	7.4%	23,978	5.2%	17,531	73.1%
Noncontrolling interests in subsidiaries’ earnings (loss)	6	—	(367)	(0.1%)	(373)	(101.6%)
Net income	$41,503	7.4%	$24,345	5.3%	$17,158	70.5%

Basic earnings per share	$0.99		$0.57		$0.42	73.7%
Diluted earnings per share	$0.98		$0.57		$0.41	71.9%

Weighted average shares (basic)	41,969		42,408
Weighted average shares (diluted)	42,455		42,730

	Twelve Months Ended December 31,				Fav (Unfav) to Prior Year
	2010	% of Sales	2009	% of Sales	$	%
Net sales	$2,070,172	100.0%	$1,729,285	100.0%	$340,887	19.7%
Cost of goods sold	1,506,353	72.8%	1,273,017	73.6%	(233,336)	(18.3%)
Gross profit	563,819	27.2%	456,268	26.4%	107,551	23.6%
Selling, general & administrative expenses	377,773	18.2%	333,138	19.3%	(44,635)	(13.4%)
Rationalization and asset impairment (gains) charges	(384)	—	29,897	1.7%	30,281	101.3%
Operating income	186,430	9.0%	93,233	5.4%	93,197	100.0%
Interest income	2,381	0.1%	3,462	0.2%	(1,081)	(31.2%)
Equity earnings (loss) in affiliates	3,171	0.2%	(5,025)	(0.3%)	8,196	163.1%
Other income	1,817	0.1%	3,589	0.2%	(1,772)	(49.4%)
Interest expense	(6,691)	(0.3%)	(8,521)	(0.5%)	1,830	21.5%
Income before income taxes	187,108	9.0%	86,738	5.0%	100,370	115.7%
Income taxes	54,898	2.7%	37,905	2.2%	(16,993)	(44.8%)
Effective tax rate	29.3%		43.7%		14.4%
Net income including noncontrolling interests	132,210	6.4%	48,833	2.8%	83,377	170.7%
Noncontrolling interests in subsidiaries’ earnings	1,966	0.1%	257	—	(1,709)	(665.0%)
Net income	$130,244	6.3%	$48,576	2.8%	$81,668	168.1%

Basic earnings per share	$3.09		$1.15		$1.94	168.7%
Diluted earnings per share	$3.06		$1.14		$1.92	168.4%

Weighted average shares (basic)	42,203		42,391
Weighted average shares (diluted)	42,612		42,634

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Operating income as reported	$52,336	$38,974	$186,430	$93,233
Special items (pre-tax):
Rationalization and asset impairment charges (gains) (1)	2,175	4,177	(384)	29,897
Venezuela - functional currency change and devaluation (2)	—	—	3,123	—
Pension settlement gain	—	—	—	(2,144)
Adjusted operating income (5)	$54,511	$43,151	$189,169	$120,986

Net income as reported	$41,503	$24,345	$130,244	$48,576
Special items (after-tax):
Rationalization and asset impairment charges (gains) (1)	2,002	3,382	(894)	23,789
Venezuela - functional currency change and devaluation (2)	—	—	3,560	—
Pension settlement gain	—	—	—	(2,144)
Gain on sale of property of equity investment	—	—	—	(5,667)
Loss on disposal of equity investment (3)	—	—	—	7,943
Adjustment of tax contingency (4)	(5,092)	—	(5,092)	—
Noncontrolling interests (1)	(108)	—	1,782	601
Adjusted net income (5)	$38,305	$27,727	$129,600	$73,098

Diluted earnings per share as reported	$0.98	$0.57	$3.06	$1.14
Special items	(0.08)	0.08	(0.02)	0.57
Adjusted diluted earnings per share (5)	$0.90	$0.65	$3.04	$1.71

Weighted average shares (diluted)	42,455	42,730	42,612	42,634

(1)             The three months ended December 31, 2010 includes charges associated with the consolidation of manufacturing operations initiated in 2009 as well as impairment charges associated with assets to be disposed.  The twelve months ended December 31, 2010 include gains of $4,555 ($4,596 after-tax) on the disposal of assets at rationalized operations offset by charges of $4,171 ($3,702 after-tax) primarily associated with the consolidation of manufacturing operations initiated in 2009.  The closure of certain manufacturing operations included those with noncontrolling interests.

The three and twelve month periods ended December 31, 2009 include primarily employee severance costs.

(2)             Represents the impact of the change in the functional currency of the Company’s Venezuelan operation to the dollar and the devaluation of the Venezuelan currency.

(3)             Represents the impact of the completion of the Company’s 100% acquisition of Jinzhou Jin Tai Welding and Metal Co., Ltd. and associated disposal of the Company’s 35% interest in Taiwan-based Kuang Tai Metal Industrial Co., Ltd.

(4)             Represents the adjustment for a change in applicable tax regulations in the Asia Pacific Welding segment.

(5)             Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are merely a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2010	December 31, 2009

Cash and cash equivalents	$366,193	$388,136
Total current assets	1,082,512	1,023,546
Property, plant and equipment, net	478,566	460,061
Total assets	1,783,788	1,705,292

Total current liabilities	335,592	297,971
Short-term debt	13,078	35,867
Long-term debt	84,627	87,850
Total equity	1,149,478	1,085,675

Net Operating Working Capital	December 31, 2010	December 31, 2009

Accounts receivable	$321,948	$273,700
Inventory	291,730	255,743
Trade accounts payable	147,111	100,052
Net operating working capital	$466,567	$429,391

Net operating working capital to net sales (1)	20.7%	23.2%

Invested Capital	December 31, 2010	December 31, 2009

Short-term debt	$13,078	$35,867
Long-term debt	84,627	87,850
Total debt	97,705	123,717
Total equity	1,149,478	1,085,675
Invested capital	$1,247,183	$1,209,392

Total debt / invested capital	7.8%	10.2%
Return on invested capital (2)	10.7%	4.3%

(1)             Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(2)             Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2010	2009
OPERATING ACTIVITIES:
Net income	$41,503	$24,345
Noncontrolling interests in subsidiaries’ earnings (loss)	6	(367)
Net income including noncontrolling interests	41,509	23,978
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	443	2,940
Depreciation and amortization	14,935	14,265
Equity loss (earnings) in affiliates, net	104	(400)
Other non-cash items, net	6,506	3,993
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	640	3,330
Decrease in inventories	28,299	21,863
Decrease in trade accounts payable	(6,992)	(13,975)
Decrease in accrued pensions	(9,565)	(8,697)
Net change in other current assets and liabilities	(27,474)	(29,464)
Net change in other long-term assets and liabilities	4,859	1,204
NET CASH PROVIDED BY OPERATING ACTIVITIES	53,264	19,037

INVESTING ACTIVITIES:
Capital expenditures	(17,357)	(11,916)
Acquisition of businesses, net of cash acquired	(17,674)	(7,891)
Proceeds from sale of property, plant and equipment	275	(81)
NET CASH USED BY INVESTING ACTIVITIES	(34,756)	(19,888)

FINANCING ACTIVITIES:
Net change in borrowings	(9,574)	(6,476)
Proceeds from exercise of stock options	2,189	400
Tax benefit from exercise of stock options	741	90
Purchase of shares for treasury	(16,722)	—
Cash dividends paid to shareholders	(11,780)	(11,454)
NET CASH USED BY FINANCING ACTIVITIES	(35,146)	(17,440)

Effect of exchange rate changes on Cash and cash equivalents	294	460
DECREASE IN CASH AND CASH EQUIVALENTS	(16,344)	(17,831)
Cash and cash equivalents at beginning of period	382,537	405,967
Cash and cash equivalents at end of period	$366,193	$388,136

Cash dividends paid per share	$0.28	$0.27

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2010	2009
OPERATING ACTIVITIES:
Net income	$130,244	$48,576
Noncontrolling interests in subsidiaries’ earnings	1,966	257
Net income including noncontrolling interests	132,210	48,833
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment (gains) charges	(4,391)	2,940
Depreciation and amortization	57,357	56,598
Equity (earnings) loss in affiliates, net	(600)	8,554
Other non-cash items, net	29,966	23,434
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(47,958)	60,913
(Increase) decrease in inventories	(28,912)	127,739
Increase (decrease) in trade accounts payable	47,323	(30,364)
Decrease in accrued pensions	(38,806)	(39,185)
Net change in other current assets and liabilities	13,792	(12,556)
Net change in other long-term assets and liabilities	(3,003)	3,444
NET CASH PROVIDED BY OPERATING ACTIVITIES	156,978	250,350

INVESTING ACTIVITIES:
Capital expenditures	(60,565)	(38,201)
Additions to equity investment in affiliates	—	(488)
Acquisition of businesses, net of cash acquired	(18,856)	(25,449)
Proceeds from sale of property, plant and equipment	10,021	557
NET CASH USED BY INVESTING ACTIVITIES	(69,400)	(63,581)

FINANCING ACTIVITIES:
Net change in borrowings	(27,179)	(43,828)
Proceeds from exercise of stock options	3,508	705
Tax benefit from exercise of stock options	1,210	195
Purchase of shares for treasury	(39,682)	(343)
Cash dividends paid to shareholders	(47,364)	(45,801)
NET CASH USED BY FINANCING ACTIVITIES	(109,507)	(89,072)

Effect of exchange rate changes on Cash and cash equivalents	(14)	6,107
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(21,943)	103,804
Cash and cash equivalents at beginning of period	388,136	284,332
Cash and cash equivalents at end of period	$366,193	$388,136

Cash dividends paid per share	$1.12	$1.08

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	North America Welding	Europe Welding		Asia Pacific Welding	South America Welding	The Harris Products Group		Corporate / Eliminations	Consolidated
Three months ended December 31, 2010
Net sales	$272,413	$104,152		$90,127	$32,410	$65,190		$—	$564,292
Inter-segment sales	27,468	3,543		3,236	152	1,764		(36,163)	—
Total	$299,881	$107,695		$93,363	$32,562	$66,954		$(36,163)	$564,292

EBIT (1)	$47,708	$1,895		$220	$2,048	$1,646		$(201)	$53,316
As a percent of total sales	15.9%	1.8%		0.2%	6.3%	2.5%			9.4%
Special items (4)	$—	$407		$481	$—	$1,287		$—	$2,175
EBIT, as adjusted (3)	$47,708	$2,302		$701	$2,048	$2,933		$(201)	$55,491
As a percent of total sales	15.9%	2.1%		0.8%	6.3%	4.4%			9.8%

Three months ended December 31, 2009
Net sales	$218,207	$85,808		$75,136	$29,974	$53,324		$—	$462,449
Inter-segment sales	21,894	1,724		2,051	308	1,546		(27,523)	—
Total	$240,101	$87,532		$77,187	$30,282	$54,870		$(27,523)	$462,449

EBIT (1)	$41,668	$1,641		$(4,632)	$3,554	$(50)		$(861)	$41,320
As a percent of total sales	17.4%	1.9%		(6.0% )	11.7%	(0.1%	)		8.9%
Special items (4)	$195	$1,010		$1,876	$—	$1,096		$—	$4,177
EBIT, as adjusted (3)	$41,863	$2,651		$(2,756)	$3,554	$1,046		$(861)	$45,497
As a percent of total sales	17.4%	3.0%		(3.6% )	11.7%	1.9%			9.8%

Twelve months ended December 31, 2010
Net sales	$1,013,193	$359,925		$324,092	$117,419	$255,543		$—	$2,070,172
Inter-segment sales	108,849	13,330		12,546	1,216	6,641		(142,582)	—
Total	$1,122,042	$373,255		$336,638	$118,635	$262,184		$(142,582)	$2,070,172

EBIT (1)	$162,192	$14,537		$5,493	$4,431	$11,440		$(6,675)	$191,418
As a percent of total sales	14.5%	3.9%		1.6%	3.7%	4.4%			9.2%
Special items (2)	$—	$2,486		$(3,741)	$3,123	$871		$—	$2,739
EBIT, as adjusted (3)	$162,192	$17,023		$1,752	$7,554	$12,311		$(6,675)	$194,157
As a percent of total sales	14.5%	4.6%		0.5%	6.4%	4.7%			9.4%

Twelve months ended December 31, 2009
Net sales	$858,180	$346,383		$208,280	$99,171	$217,271		$—	$1,729,285
Inter-segment sales	85,630	8,725		4,051	308	7,739		(106,453)	—
Total	$943,810	$355,108		$212,331	$99,479	$225,010		$(106,453)	$1,729,285

EBIT (1)	$124,158	$(6,531)		$(27,841)	$10,120	$(4,765)		$(3,344)	$91,797
As a percent of total sales	13.2%	(1.8%	)	(13.1% )	10.2%	(2.1%	)		5.3%
Special items (5)	$10,386	$4,335		$9,006	$528	$5,774		$—	$30,029
EBIT, as adjusted (3)	$134,544	$(2,196)		$(18,835)	$10,648	$1,009		$(3,344)	$121,826
As a percent of total sales	14.3%	(0.6%	)	(8.9% )	10.7%	0.4%			7.0%

(1)                 EBIT is defined as Operating income plus Equity earnings (loss) in affiliates and Other income.

(2)                 Special items include rationalization charges (gains) and the impact of the change in the functional currency of the Company’s Venezuelan operation to the dollar and the devaluation of the Venezuelan currency.

(3)                 The primary profit measure used by management to assess segment performance is EBIT, as adjusted.  EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

(4)                 Special items include rationalization charges.

(5)                 Special items include rationalization charges, a gain on the sale of a property, a pension settlement gain and a loss related to an acquisition included in Equity earnings (loss) in affiliates.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign		Net Sales
	2009	Volume	Acquisitions	Price	Exchange		2010
Operating Segments
North America Welding	$218,207	$50,683	$—	$1,751	$1,772		$272,413
Europe Welding	85,808	18,565	5,331	1,029	(6,581)		104,152
Asia Pacific Welding	75,136	8,841	—	2,808	3,342		90,127
South America Welding	29,974	6,702	—	2,228	(6,494)		32,410
The Harris Products Group	53,324	5,286	—	6,858	(278)		65,190
Consolidated	$462,449	$90,077	$5,331	$14,674	$(8,239)		$564,292

% Change
North America Welding		23.2%	—	0.8%	0.8%		24.8%
Europe Welding		21.6%	6.2%	1.2%	(7.7%	)	21.4%
Asia Pacific Welding		11.8%	—	3.7%	4.4%		20.0%
South America Welding		22.4%	—	7.4%	(21.7%	)	8.1%
The Harris Products Group		9.9%	—	12.9%	(0.5%	)	22.3%
Consolidated		19.5%	1.2%	3.2%	(1.8%	)	22.0%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales					Foreign		Net Sales
	2009	Volume	Acquisitions	Price		Exchange		2010
Operating Segments
North America Welding	$858,180	$150,814	$—	$(7,709)		$11,908		$1,013,193
Europe Welding	346,383	30,175	5,331	(9,668)		(12,296)		359,925
Asia Pacific Welding	208,280	20,077	86,235	(3,165)		12,665		324,092
South America Welding	99,171	25,724	—	7,432		(14,908)		117,419
The Harris Products Group	217,271	16,264	—	19,303		2,705		255,543
Consolidated	$1,729,285	$243,054	$91,566	$6,193		$74		$2,070,172

% Change
North America Welding		17.6%	—	(0.9%	)	1.4%		18.1%
Europe Welding		8.7%	1.5%	(2.8%	)	(3.5%	)	3.9%
Asia Pacific Welding		9.6%	41.4%	(1.5%	)	6.1%		55.6%
South America Welding		25.9%	—	7.5%		(15.0%	)	18.4%
The Harris Products Group		7.5%	—	8.9%		1.2%		17.6%
Consolidated		14.1%	5.3%	0.4%		—		19.7%